Exhibit 99.1

Jamba, Inc. Announces Third Quarter 2015 Financial Results

Strong System-Wide Comparable Store Sales Growth of +5.6%

Three Refranchising Deals Closed

Operational Improvements Lower COGS

$45 million Share Repurchase Program Continues

Reaffirms Full-Year Guidance

EMERYVILLE, Calif., November 9, 2015 — Jamba, Inc. (NASDAQ:JMBA) today reported unaudited financial results for the third fiscal quarter ended September 29, 2015. Highlights include strong sales gains across the country with a system-wide increase in comparable store sales of 5.6%. Additionally, Jamba completed three refranchising deals during the quarter for 111 store locations and one additional refranchising deal subsequent to the end of the quarter, which have continued Jamba’s transformation to an asset-light model. As of today, 91% of Jamba locations are operated by our franchisee partners.

Company-owned comparable store sales increased 6.6% driven by a sequential improvement in average ticket due to reduction of promotional discounting. “Our quarterly results showed strong progress on all our priorities. With the completion of four more refranchising deals, we have virtually finalized our transformation to an asset-light model. Strong sales momentum resumed across the country with very solid gains in our core California market plus double digit increases in our less developed Chicago and New York markets.” said James D. White, chairman, president and CEO of Jamba, Inc.

“Our sales growth was matched by our operational improvements with gains in our speed of service, lower COGS, and full implementation of our made-to-order juice and energy bowl optimization initiatives. Our new product initiative was highlighted with the extension of our organic, GMO-free line of cold pressed, ready-to-drink premium juices to 527 stores system-wide and the introduction of our limited time Almond Milk Smoothies.”

“During the quarter, I also announced my plan to retire from Jamba, but I will remain with Jamba until the Board and its executive recruiter secure a new CEO. With Jamba successfully transformed to our new asset- light model, it’s the right time for the Board to transfer leadership,” Mr. White said.

Third Quarter Financial Highlights

•	Company-owned comparable store sales increased 6.6% for the quarter. System-wide comparable sales(1) increased 5.6% and Franchise comparable store sales(1) increased 5.3% for the quarter. Net income attributable to Jamba, Inc. was $13.1 million for the 13-week period ended September 29, 2015 compared to a net loss of $1.7 million for the 13-week period ended September 30, 2014.
•	Total revenue for the quarter decreased 39.1% to $35.5 million from $58.3 million for the prior year, primarily due to the reduction in the number of Company stores as part of our refranchising initiative, partially offset by the 5.6% increase in System-wide comparable store sales and net new global Franchise locations. The number of Company-owned stores at the end of the third quarter of 2015 was 94, compared to 272 at the end of the third quarter of 2014.
•	Income from operations was $13.3 million and operating margin was 37.5% for the quarter.
•	General and administrative expenses for the 13-week period ended September 29, 2015 decreased 5.1% to $9.0 million compared with $9.5 million for the prior year period. Non-GAAP Adjusted General and administrative expenses,(2) for the 13-week period decreased 11.7% to $7.3 million.
•	Shares repurchased during 13-week period ended September 29, 2015 were 1,174,882, utilizing $16.3 million under the current $45 million Stock Repurchase Program. Cumulatively, from inception through the end of the third quarter, 2,726,280 shares were repurchased for $38.1 million under this program.

•	Jamba closed three refranchising transactions during the 13-week period ended September 29, 2015 for proceeds of approximately $36.1 million and one refranchise deal closed subsequent to the end of the quarter for $3.3 million.
•	Franchisees opened 23 new Jamba Juice stores globally. At September 29, 2015, there were 884 stores globally consisting of 94 Company Stores, 720 Franchise Stores and 70 International Stores.
•	Non-GAAP Adjusted Net Income(2) adjusted for costs associated with the shift to the asset-light business model and the gain associated with refranchising was $1.6 million for the third quarter, or $0.10 diluted earnings per share compared to Non-GAAP Adjusted Net Income(2) of $0.5 million, or $0.03 diluted earnings per share for the prior year period.
•	Generated Non-GAAP adjusted EBITDA of $4.0 million(3).

G&A Optimization Continues

•	Jamba expects $30 million of Non-GAAP Adjusted G&A expense(2) in 2015 down from $33.7 million of G&A in 2014.

•	Jamba expects to further reduce G&A expense to $25-$26 million in 2016, which is expected to be 4% of system-wide sales for the core store operations.

•	Jamba’s long-term goal is G&A of 3% or less of system-wide sales for the core store operations.

Refranchising Continues

•	During the third quarter, three refranchising transactions closed totaling 110 company-owned stores and one unopened company owned store.

•	Jamba closed one additional refranchising transaction for 16 company-owned stores during the fourth quarter of this fiscal year.
•	On a global basis, the company expects to have approximately 865-875 franchise-owned and operated stores and 50-60 company-owned stores by end of fiscal 2015.
•	Jamba continues to project total proceeds of approximately $60 million from refranchising transactions.

Capital Allocation Update

•	The Company’s board of directors authorized a $25 million share repurchase program in October 2014, with increases to $40 million in May 2015 and to $45 million in August 2015.
•	During the quarter, the Company repurchased 1,174,882 shares of common stock on the open market at an average price of $13.87 per share.
•	Cumulatively through the end of the third quarter, 2,726,280 shares have been repurchased under this plan for a total cost of $38.1 million, reducing share count by approximately 15.2% since inception of plan.
•	There is $6.9 million of capacity left under the current repurchase authorization.

Third Quarter Fiscal 2015 Results

Revenue

For the 13 weeks ended September 29, 2015, total revenue decreased 39.1% to $35.5 million from $58.3 million in the prior year period. The decrease is primarily due to the reduction in the number of company-owned stores pursuant to the company’s refranchising strategy, partially offset by increases in system-wide comparable store sales of 5.6%(1). The increase in company-owned comparable store sales(1) of 6.6% consists of an increase in average check of 740 basis points offset by a decrease in transaction count of 80 basis points. Jamba continues to reduce the amount of promotional activity compared to the prior year which resulted in almost all of the traffic decrease. Franchise and other revenue increased 48.4% to $7.3 million from $4.9 million in the prior year period, primarily due to increased royalties resulting from the increase in franchise operated stores and the increase in franchise-operated comparable store sales(1) of 5.3% during the 13-week period ended September 29, 2015. Other revenue, which includes JambaGO® and CPG, was $1.8 million and $1.4 million in the 13-week periods ended September 29, 2015 and September 30, 2014, respectively. The increase revenue was primarily due to new JambaGO® customers from the K-12 and university channels along with higher royalty revenue from the Company’s international business.

Income from Operations and Operating Margin

Jamba’s operating margin was 37.5% for the third quarter of 2015 compared to (3.1)% for the quarter ended September 30, 2014. Income from Operations was $13.3 million for the third quarter of 2015 compared to a loss from operations of $1.8 million in 2014. Included in the results are gains on disposal of assets of $16.1 million. On a non-GAAP basis, Adjusted Income from Operations(2) which excludes costs associated with the shift to the asset-light business model and the gain associated with refranchising was approximately $1.8 million or 5.1% of revenue, compared to $0.7 million, or 1.1% of revenue, from the prior year. During the quarter, cost optimization initiatives were implemented to reduce supply chain costs, which improved cost of sales by 250 basis points as compared to the beginning of 2015.

Retail Growth

As of September 29, 2015, there were 884 Jamba® stores system-wide in the United States, of which 790 are franchise-operated stores, and 94 are Company-owned. Franchise-operated stores include 42 express formats. During the quarter, Jamba opened 17 new domestic franchise-operated stores and six international store locations. No new Company-owned stores opened during the quarter. During the quarter, eight stores were closed globally. As of September 29, 2015 there were 70 international store locations, all of which are franchise-operated. Growth continues at JambaGO® with units in operation exceeding 2,000.

Liquidity

On September 30, 2015, the Company held $25.2 million in cash and cash equivalents as compared to $17.8 million cash and cash equivalents at December 30, 2014. As of September 29, 2015 and September 30, 2014, the Company did not have any restricted cash. During the quarter, the Company repurchased 1,174,882 shares of common stock on the open market at an average price of $13.87 per share.

Summary Guidance Table

The Company expects to achieve the following results:

Outlook
Component	2015	2016	Long-Term
System-wide Same Store Sales	2%-4%	2%-4%	2%-4%
Global Openings	80-90	100-125	100-125
System-wide Sales	$525-550M	$600-625M	10-12% growth
Avg. Unit Volume (traditional/domestic)	$645K	$665K	$700-$750K
Company Adjusted G&A	$30M	$25-26M	3% or less of system-wide sales for core store business
Non-GAAP Adjusted EBITDA*	$10-12M	$15-20M	30-40% margins
Capital Expenditures	$8-10M	$4-6M	$3-5M
Effective Tax Rate	2%-3%	2%-3%	2%-3%
Non-GAAP Adjusted Free Cash Flow*	-$2M to $2M	$9-16M	90-110% of Net Income

* Excludes the impact of non-cash stock based compensation

 A conference call to review the third quarter 2015 results will be held today, November 9, 2015 at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 407-3982 or for international callers by dialing (201) 493-6780. A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 13621531. The replay will be available until November 30, 2015. The call can be accessed from the Company’s website at www.jambajuice.com under the Corporate Investor Relations section or directly at http://ir.jambajuice.com.

About Jamba, Inc.

Jamba, Inc., owns and franchises Jamba Juice® stores through its wholly-owned subsidiary, Jamba Juice Company. Jamba Juice Company is a leading restaurant retailer of better-for-you, specialty beverage and food offerings, which include great tasting, whole fruit smoothies, fresh-squeezed juices and juice blends, hot teas and a variety of food items including, hot oatmeal, breakfast wraps, sandwiches, Artisan Flatbreads™, Energy Bowls™, baked goods and snacks. As of September 29, 2015, there were 884 store locations globally. There were 94 Company-owned and operated stores and 720 franchise-operated stores in the United States, and 70 franchise-operated international stores. Jamba Juice Company expanded the Jamba® brand by direct selling of consumer packaged goods (“CPG”) and licensing its trademarks. CPG products for at-home enjoyment are also available online, through select retailers across the nation and in Jamba® outlets in the United States.

Fans of Jamba Juice® can find out more about Jamba Juice's locations as well as specific offerings and promotions by visiting the Jamba Juice website at www.jambajuice.com or by contacting Jamba’s Guest Services team at 1-866-4R-FRUIT (473-7848).

Forward-Looking Statements

This press release (including information incorporated or deemed incorporated by reference herein) contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are those involving future events and future results that are based on current expectations, estimates, forecasts, and projections as well as the current beliefs and assumptions of the Company’s management. Words such as “outlook”, “believes”, “expects”, “appears”, “may”, “will”, “should”, “anticipates”, or the negative thereof or comparable terminology, are intended to identify such forward-looking statements. Any statement that is not a historical fact, including the statements made under the caption “Summary Guidance Table” and any other estimates, projections, future trends and the outcome of events that have not yet occurred, is a forward-looking statement.  Forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore actual results may differ materially and adversely from those expressed in any forward-looking statements.  Factors that might cause or contribute to such differences include, but are not limited to factors discussed under the section entitled “Risk Factors” in the Company’s reports filed with the SEC.  Many of such factors relate to events and circumstances that are beyond the Company’s control.  You should not place undue reliance on forward-looking statements. The Company does not assume any obligation to update the information contained in this press release.

Contact:

Investor Relations

Dara Dierks

ICR

646-277-1212

investors@jambajuice.com

Non-GAAP Financial Measures

The Company provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The Company believes that providing these non-GAAP measures to its investors, in addition to corresponding GAAP income statement measures, provides investors the benefit of viewing the Company's performance using the same financial metrics that the management team uses in making many key decisions and understanding how the Company's core business operations may perform and may look in the future. The non-GAAP financial measures are discussed further in Footnotes below.

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Footnotes

(1) Comparable store sales are calculated using sales of Jamba Juice® stores open more than one full year. Company-owned comparable store sales percentages are based on sales from Company-owned stores included in our store base. Franchise-operated comparable store sales percentages are based on sales from franchised stores, as reported by franchisees, which are included in our store base. System-wide sales percentages are based on sales by both Company-owned and franchise-operated stores, as reported by our franchisees, which are included in our store base. Company-owned stores that were sold in refranchising transactions are included in the Company-owned store base for each accounting period of the fiscal year to the extent the sale is consummated at least three days prior to the end of such accounting period, but only for the days such stores have been Company-owned. Thereafter, such stores are excluded from the store base until such stores have been franchise-operated for at least one full fiscal period, at which point such stores are included in the franchise-operated store base and compared to sales in the comparable period of the prior year. Comparable store sales exclude closed locations. Company-owned comparable store sales percentages as used herein, may not be equivalent to Company-owned comparable store sales as defined or used by other companies. Franchise-operated comparable store sales percentages and system-wide sales percentages as used herein are non-GAAP financial measures and should not be considered in isolation or as substitute for other measures of performance prepared in accordance with generally accepted accounting principles in the United States. Management reviews the increase or decrease in Company-owned comparable store sales, franchise-operated comparable store sales and system-wide sales compared with the same period in the prior year to assess business trends and make certain business decisions. The Company believes the data is useful in assessing the overall performance of the Jamba® brand and, ultimately, the performance of the Company, the Company-owned stores, and franchise-operated stores.

(2) Non-GAAP Adjusted Net Income attributable to Jamba, Inc. is calculated as net income attributable to Jamba, Inc. as determined in accordance with GAAP excluding the cost items as specifically identified in the non-GAAP reconciliation schedules set forth below associated with the Company’s legal and other transition costs related to the Company’s move to outsource specified services to Capgemini, costs associated with the move to an asset-light business model and the gain associated with refranchising. Non-GAAP Adjusted General and Administration Expense is calculated as general and administration expense in accordance with GAAP excluding $3.0 million of the portion of such transitional costs in general and administration expenses. The Company believes that net income attributable to Jamba, Inc. and general and administration expense adjusted to exclude the costs of such items is a helpful indicator of the Company's operating performance in that it shows the net gain/loss without the impact of what the Company believes to be upfront transitional costs. Management does not believe such costs are reflective of the Company's ongoing performance and accordingly excludes those items from non-GAAP adjusted net income/loss attributable to Jamba, Inc. and general and administration expense. Adjusted Income from Operations is calculated as income from operations as determined in accordance with GAAP excluding costs associated with the shift to the asset-light business model and the gain associated with refranchising.

(3) The Company used the non-GAAP financial measure of Adjusted EBITDA and Adjusted Free Cash Flow in its statements made in this release and believes that these are useful in measuring the operating performance of the company. Adjusted EBITDA is equal to net income, adjusted for: (a) the Company’s legal and transition costs related to the Company’s move to outsource specified services to Capgemini and the move to an asset-light business model; (b) gain from disposal of assets relating to refranchising; (c) depreciation and amortization; (d) interest income; (e) interest expense; (f) income taxes; and (g) stock based compensation expense. Adjusted Free Cash Flow is equal to net cash provided by operating activities, adjusted for: (a) the Company’s legal and transition costs related to the Company’s move to outsource specified services to Capgemini and the move to an asset-light business model; and (b) capital expenditures.

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except share and per share amounts)

	13-Week Period Ended		39-Week Period Ended
	September 29, 2015	September 30, 2014	September 29, 2015	September 30, 2014
Revenue:
Company stores	$28,213	$53,377	$124,301	$159,281
Franchise and other revenue	7,284	4,907	17,826	14,834

Total revenue	35,497	58,284	142,127	174,115

Costs and operating expenses:
Cost of sales	6,626	14,611	30,507	39,780
Labor	8,843	16,793	39,807	47,366
Occupancy	3,980	6,917	16,946	20,783
Store operating	5,901	9,400	21,994	25,297
Depreciation and amortization	1,143	2,617	4,360	7,915
General and administrative	9,003	9,487	26,393	27,419
Gain on disposal of assets	(16,076)	(555)	(21,334)	(1,601)
Other operating, net	2,776	821	5,360	2,576

Total costs and operating expenses	22,196	60,091	124,033	169,535

Income (loss) from operations	13,301	(1,807)	18,094	4,580

Other income (expense), net:

Interest income	49	21	78	55
Interest expense	(53)	(49)	(162)	(143)

Total other expense, net	(4)	(28)	(84)	(88)

Income (loss) before income taxes	13,297	(1,835)	18,010	4,492

Income tax (expense) benefit	(194)	156	(277)	(62)

Net income (loss)	13,103	(1,679)	17,733	4,430
Less: Net income attributable to noncontrolling interest	-	22	52	39

Net income (loss) attributable to Jamba, Inc.	$13,103	$(1,701)	$17,681	$4,391

Weighted-average shares used in computation of earnings per share:
Basic	15,808,680	17,291,287	16,084,411	17,219,043
Diluted	16,214,943	17,291,287	16,558,680	17,663,050

Earnings per share attributable to Jamba, Inc. common stockholders
Basic	$0.83	$(0.10)	$1.10	$0.26
Diluted	$0.81	$(0.10)	$1.07	$0.25

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Reconciliation of GAAP to Non-GAAP

(Unaudited)

Adjusted for Transitional Costs Associated with Shift to Asset-Light Business Model

(in thousands, except share and per share amounts)

	Reported		As Adjusted	Reported		As Adjusted
	13-Week	Gains and	13-Week	13-Week	Gains and	13-Week
	Period Ended	Transitional	Period Ended	Period Ended	Transitional	Period Ended
(In thousands except share and per share amounts)	September 29, 2015	Costs	September 29, 2015	September 30, 2014	Costs	September 30, 2014

Revenue:
Company stores	$28,213	$-	$28,213	$53,377	$11	$53,388
Franchise and other revenue	7,284	-	7,284	4,907	450	5,357

Total revenue	35,497	-	35,497	58,284	461	58,745

Costs and operating expenses:
Cost of sales	6,626	-	6,626	14,611	(138)	14,473
Labor	8,843	(783)	8,060	16,793	(109)	16,684
Occupancy	3,980	-	3,980	6,917	-	6,917
Store operating	5,901	-	5,901	9,400	(414)	8,986
Depreciation and amortization	1,143	-	1,143	2,617	-	2,617
General and administrative	9,003	(1,712)	7,291	9,487	(1,227)	8,260
Gain on disposal of assets	(16,076)	15,892	(184)	(555)	-	(555)
Other operating, net	2,776	(1,907)	869	821	(118)	703

Total costs and operating expenses	22,196	11,490	33,686	60,091	(2,006)	58,085

Income (loss) from operations	13,301	(11,490)	1,811	(1,807)	2,467	660

Other income (expense), net:

Interest income	49	-	49	21	-	21
Interest expense	(53)	-	(53)	(49)	-	(49)

Total other expense, net	(4)	-	(4)	(28)	-	(28)

Income (loss) before income taxes	13,297	(11,490)	1,807	(1,835)	2,467	632

Income tax (expense) benefit	(194)	-	(194)	156	(222)	(66)

Net income (loss)	13,103	(11,490)	1,613	(1,679)	2,245	566
Less: Net income attributable to noncontrolling interest	-	-	-	22	-	22

Net income (loss) attributable to Jamba, Inc.	$13,103	$(11,490)	$1,613	$(1,701)	$2,245	$544

Weighted-average shares used in computation of earnings per share:
Basic	15,808,680		15,808,680	17,291,287		17,291,287
Diluted	16,214,943		16,214,943	17,291,287		17,291,287

Earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$0.83		$0.10	$(0.10)		$0.03
Diluted	$0.81		$0.10	$(0.10)		$0.03

JAMBA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Reconciliation of GAAP to Non-GAAP

(Unaudited)

Adjusted for Transitional Costs Associated with Shift to Asset-Light Business Model

(in thousands, except share and per share amounts)

	Reported		As Adjusted	Reported		As Adjusted
	39-Week	Gains and	39-Week	39-Week	Gains and	39-Week
	Period Ended	Transitional	Period Ended	Period Ended	Transitional	Period Ended
(In thousands except share and per share amounts)	September 29, 2015	Costs	September 29, 2015	September 30, 2014	Costs	September 30, 2014

Revenue:
Company stores	$124,301	$-	$124,301	$159,281	$11	$159,292
Franchise and other revenue	17,826	-	17,826	14,834	615	15,449

Total revenue	142,127	-	142,127	174,115	626	174,741

Costs and operating expenses:
Cost of sales	30,507	-	30,507	39,780	(615)	39,165
Labor	39,807	(783)	39,024	47,366	(528)	46,838
Occupancy	16,946	-	16,946	20,783	-	20,783
Store operating	21,994	(231)	21,763	25,297	(447)	24,850
Depreciation and amortization	4,360	-	4,360	7,915	-	7,915
General and administrative	26,393	(3,004)	23,389	27,419	(1,530)	25,889
Gain on disposal of assets	(21,334)	21,288	(46)	(1,601)	-	(1,601)
Other operating, net	5,360	(2,727)	2,633	2,576	(118)	2,458

Total costs and operating expenses	124,033	14,543	138,576	169,535	(3,238)	166,297

Income from operations	18,094	(14,543)	3,551	4,580	3,864	8,444

Other income (expense), net:

Interest income	78	-	78	55	-	55
Interest expense	(162)	-	(162)	(143)	-	(143)

Total other expense, net	(84)	-	(84)	(88)	-	(88)

Income before income taxes	18,010	(14,543)	3,467	4,492	3,864	8,356

Income tax expense	(277)	-	(277)	(62)	(269)	(331)

Net income	17,733	(14,543)	3,190	4,430	3,595	8,025
Less: Net income attributable to noncontrolling interest	52	-	52	39	-	39
Net income attributable to Jamba, Inc.	$17,681	$(14,543)	$3,138	$4,391	$3,595	$7,986

Weighted-average shares used in computation of earnings per share:
Basic	16,084,411		16,084,411	17,219,043		17,219,043
Diluted	16,558,680		16,558,680	17,663,050		17,663,050

Earnings per share attributable to Jamba, Inc. common shareholders:
Basic	$1.10		$0.20	$0.26		$0.46
Diluted	$1.07		$0.19	$0.25		$0.45

JAMBA, INC.

(Unaudited)

STORE COUNT

	NUMBER OF STORES
	COMPANY	FRANCHISE		TOTAL
		Domestic	International
For the 39-Week Period Ended September 29, 2015
At December 30, 2014	263	543	62	868
Opened	-	31	15	46
Closed	(6)	(17)	(7)	(30)
Acquired	(163)	163	-	-
Refranchised	-	-	-	-
At September 29, 2015	94	720	70	884

For the 39-Week Period Ended September 30, 2014
At December 31, 2013	268	535	48	851
Opened	-	34	17	51
Closed	(6)	(24)	(10)	(40)
Acquired	23	(23)	-	-
Refranchised	(13)	13	-	-
At September 30, 2014	272	535	55	862

COMPARABLE STORE SALES

	13-Week Period Ended		39-Week Period Ended
	Sept 29, 2015	Sept 30, 2014	Sept 29, 2015	Sept 30, 2014

Percentage Change in Comparable store sales
Company stores	6.6%	3.7%	1.1%	2.3%
Franchise stores	5.3%	3.9%	2.5%	2.1%
System-wide	5.6%	3.8%	2.0%	2.2%

Percentage Change in Comparable Company store sales
Traffic effect	(0.8)%	(0.7)%	(4.4)%	(2.6)%
Average check effect	7.4%	4.4%	5.5%	4.9%
Total Comparable Company store sales	6.6%	3.7%	1.1%	2.3%

JAMBA, INC.

(Unaudited)

REVENUE

	13-Week Period Ended		39-Week Period Ended
	September 29, 2015	September 30, 2014	September 29, 2015	September 30, 2014
Revenue (in thousands):
Company-owned stores	$28,213	$53,377	$124,301	$159,281
Franchise-owned stores	5,307	3,549	13,578	10,924
Other revenue	1,977	1,358	4,248	3,910
Total revenue	$35,497	$58,284	$142,127	$174,115

JAMBA, INC.

(Unaudited)

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

	13-Week Period Ended	39-Week Period Ended
	September 29, 2015	September 29, 2015

Net Income (in thousands)	$13,103	$17,733
Adjustments related to gains and transitional costs	(11,490)	(14,543)
Depreciation and amortization	1,143	4,360
Interest income	(49)	(78)
Interest expense	53	162
Income taxes	194	277
Stock based compensation	1,007	3,633
Adjusted EBITDA	$3,961	$11,544